UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 5, 2006

TRICELL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50036	88-0504530
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6 Howard Place, Stoke-on-Trent, Staffordshire, ST1 4NQ United Kingdom
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 011 44 870 753 2360

Copies to:
Asher Levitsky, P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 5, 2006, our Board of Directors appointed Raymond Pirtle, Jr. to the Board of Directors of the Company. There are no understandings or arrangements between Mr. Pirtle any other person pursuant to which Mr. Pirtle was selected as a director. Mr. Pritle will serve as an independent member of the audit and compensation committees. Mr. Pirtle does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Mr. Pirtle has served as President of Claridge Company, LLC, an investment services company, from May 2005 to the present. From May 2001 to May 2005, Mr. Pirtle served as Managing Director of Avondale Partners, LLC, an investment banking company. From 1989 to 2001, Mr. Pirtle served as a Director and co-head of institutional sales at Equitable Securities Corp., later known as SunTrust Equitable. Mr. Pirtle is a member of the board of directors of the following public companies: Premiere Global Services, Inc., a business communications and data solutions company, eNucleus, Inc., a supply chain management applications company and IceWeb, Inc., a customized internet portal solutions company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tricell Inc.

/s/ James Reed
Date: September 7, 2006	James Reed Chief Executive Officer